UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2647 Waterfront Parkway East Drive Suite 100 Indianapolis, Indiana	46214
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2018, the Board of Directors of Infrastructure and Energy Alternatives, Inc. (the "Company") determined that Terence Montgomery, currently a member of the Board of Directors, is independent within the applicable rules of the Nasdaq Stock Market and Section 10A of the Securities Exchange Act of 1934 to serve on the Audit Committee. Mr. Montgomery will replace Philip Kassin as the Chair of the Audit Committee. Mr. Kassin will remain on the Audit Committee.

Mr. Montgomery has over 30 years of experience in various leadership roles in energy and currently serves in a similar role for Remedial Construction Services, LP. (RECON). He also previously served as Director and Audit Committee Chairman of RSH Energy Holdings, LLC, Shermco Industries, Inc. and Integrated Pipeline Services, Inc., and Director of Goodcents Holdings, Inc.

As contemplated by the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 8, 2018, Charles Garner resigned from his position as a director and member of the audit committee of the Board of Directors of the Company on May 24, 2018 following the determination by the Board of Directors of the Company that Terence Montgomery is independent within the applicable rules of the Nasdaq Stock Market and Section 10A of the Securities Exchange Act of 1934 to serve on the Audit Committee. In accordance with the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Investor Rights Agreement dated as of March 26, 2018, the Board of Directors approved a reduction in the size of the Board of Directors from eight to seven directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer